Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (File No.’s 2-77846, No. 2-81123, No. 2-95446, No. 33-12633, No. 33-27885, No. 0-10824, No. 33-45432, No. 33-75136, No. 333-15935, No. 333-49069, No. 333-30920, No. 333-39390, No. 333-92951, No. 333-32614, No. 333-58274, No. 333-112810, No. 333-106563 and No. 333-97139) of Oscient Pharmaceuticals Corporation of our reports dated March 10, 2005, with respect to the consolidated financial statements of Oscient Pharmaceuticals Corporation as of and for the year ended December 31, 2004, Oscient Pharmaceuticals Corporation’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Oscient Pharmaceuticals Corporation as of December 31, 2004, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/S/    ERNST & YOUNG LLP

Boston, Massachusetts

March 14, 2005